EXHIBIT 23.2

CHILD, SULLIVAN & COMPANY
_________________________

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS
__________________________________________________________

1284 W. FLINT MEADOW DR., SUITE D, KAYSVILLE, U T 84037
                                    PHONE: (801) 927-1337    FAX: (801) 927-1344
________________________________________________________________________________



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
MEDIANET GROUP TECHNOLOGIES, INC.

We hereby consent to the use of our report dated March 24, 2005, with respect to the financial statements of MEDIANET GROUP TECHNOLOGIES, INC., on Form SB-2 to be filed on April 28, 2005. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.



CHILD, SULLIVAN & COMPANY

Salt Lake City, Utah
April 28, 2005